                                                                      EXHIBIT 11

FIRST HEALTH GROUP CORP. AND SUBSIDIARIES
COMPUTATION OF BASIC EARNINGS PER COMMON SHARE
(UNAUDITED)
------------------------------------------------

                                                           Three Months Ended September 30,
                                                           --------------------------------
                                                                1998              1997
                                                                ----              ----
Net income (loss) ..............................              $22,250,000     $(57,888,000)
                                                              ===========     ============
Weighted average number of common shares
outstanding:
  Shares outstanding from beginning of period ..               63,138,000        63,436,000
  Other issuances of common stock ..............                   62,000           120,000
  Purchases of treasury stock ..................                 (732,000)               --
                                                              ----------      -------------
Weighted average common and common share
equivalents ....................................               62,468,000        63,556,000
                                                              ===========     ============
Net income  (loss) per common share ............                     $.36            $(.91)
                                                              ===========     ============

                                                            Nine Months Ended September 30,
                                                           --------------------------------
                                                                1998              1997
                                                                ----              ----
Net income (loss) ..............................              $68,675,000     $(15,610,000)
                                                              ===========     ============
Weighted average number of common shares
outstanding:
  Shares outstanding from beginning of period ..               63,890,000       67,394,000
  Other issuances of common stock ..............                  881,000          224,000
  Purchases of treasury stock ..................               (1,749,000)      (2,218,000)
                                                              ----------      -------------
Weighted average common and common share
equivalents ....................................               63,022,000       65,400,000
                                                              ===========     ============
Net income (loss) per common share .............                    $1.09            $(.24)
                                                              ===========     ============

                                                                      EXHIBIT 11

FIRST HEALTH GROUP CORP. AND SUBSIDIARIES
COMPUTATION OF DILUTED EARNINGS PER COMMON SHARE
(UNAUDITED)
------------------------------------------------
                                                           Three Months Ended September 30,
                                                           --------------------------------
                                                                1998              1997
                                                                ----              ----
Net income (loss) ..............................              $22,250,000     $(57,888,000)
                                                              ===========     ============
Weighted average number of common shares
outstanding:
  Shares outstanding from beginning of period ..               63,138,000       63,436,000
  Other issuances of common stock ..............                   62,000          120,000
  Purchases of treasury stock ..................                 (732,000)              --
  Common Stock Equivalents:
  Additional equivalent shares issuable from
   assumed exercise of common stock options ....                1,105,000               --
                                                              ----------      -------------
Weighted average common and common share
equivalents ....................................               63,573,000       63,556,000
                                                              ===========     ============

Net income (loss) per common share .............                     $.35            $(.91)
                                                              ===========     ============

                                                            Nine Months Ended September 30,
                                                           --------------------------------
                                                                1998              1997
                                                                ----              ----
Net income (loss) ..............................              $68,675,000     $(15,610,000)
                                                              ===========     ============
Weighted average number of common shares
outstanding:
  Shares outstanding from beginning of period ..               63,890,000       67,394,000
  Other issuances of common stock ..............                  881,000          224,000
  Purchases of treasury stock ..................               (1,749,000)      (2,218,000)
  Common Stock Equivalents:
  Additional equivalent shares issuable from
   assumed exercise of common stock options ....                1,203,000               --
                                                              ----------      -------------
Weighted average common and common share
equivalents ....................................               64,225,000       65,400,000
                                                              ===========     ============
Net income (loss) per common share .............                    $1.07            $(.24)
                                                              ===========     ============


                                      27